Exhibit 99.2

Supplemental Operating and Financial Data

For the Quarter Ended
June 30, 2012

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2012

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2012

Corporate Data

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2012

Forward-Looking Statements

This supplemental package contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We caution investors that any forward-looking statements presented herein are based on management’s beliefs and assumptions and information currently available to management. Such statements are subject to risks, uncertainties and assumptions and may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. These risks and uncertainties include, without limitation: risks associated with our liquidity situation, including our failure to obtain additional capital or extend or refinance debt maturities; risks associated with our failure to reduce our significant level of indebtedness; risks associated with the timing and consequences of loan defaults and non-core asset dispositions; risks associated with our loan modification and asset disposition efforts, including potential tax ramifications; risks associated with our ability to dispose of properties with potential value above the debt, if and when we decide to do so, at prices or terms set by or acceptable to us; general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases at favorable rates, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); risks associated with the continued disruption of credit markets or a global economic slowdown; risks associated with the potential loss of key personnel (most importantly, members of senior management); risks associated with joint ventures; risks associated with our failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended, and possible adverse changes in tax and environmental laws; and potential liability for uninsured losses and environmental contamination.

For a further list and description of such risks and uncertainties, see our Annual Report on Form 10-K filed on March 15, 2012 with the Securities and Exchange Commission (“SEC”). We do not update forward-looking statements and disclaim any intention or obligation to update or revise them, whether as a result of new information, future events or otherwise.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2012

Quarterly Highlights

MPG Office Trust, Inc. (the “Company”), a self-administered and self-managed real estate investment trust, is the largest owner and operator of Class A office properties in the Los Angeles Central Business District. We are a full-service real estate company with substantial in-house expertise and resources in property management, leasing and financing.

As of June 30, 2012, our office portfolio (excluding Properties in Default) was comprised of whole or partial interests in nine properties totaling approximately 8.2 million net rentable square feet, and on- and off-site structured parking plus surface parking totaling approximately 3.5 million square feet, which accommodates approximately 11,000 vehicles.

As used in this Supplemental Operating and Financial Data package, the term “Properties in Default” refers to our 500 Orange Tower, Two California Plaza, Glendale Center and 3800 Chapman properties, whose mortgage loans were in default as of June 30, 2012. We disposed of 550 South Hope and 2600 Michelson (both in second quarter 2011), City Tower (in third quarter 2011), 700 North Central and 801 North Brand (both in first quarter 2012) and Stadium Towers Plaza (in second quarter 2012), which were previously classified as part of Properties in Default. Additionally, we disposed of Brea Corporate Place and Brea Financial Commons (both in second quarter 2012). The results of operations of 550 South Hope, 2600 Michelson, City Tower, 700 North Central, 801 North Brand, Brea Corporate Place, Brea Financial Commons and Stadium Towers Plaza are now included in discontinued operations for all periods presented.

This Supplemental Operating and Financial Data package should be read in conjunction with our consolidated financial statements for the year ended December 31, 2011 in our Annual Report on Form 10-K filed on March 15, 2012 with the SEC. For more information on MPG Office Trust, visit our website at www.mpgoffice.com.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2012

Quarterly Highlights (continued)

Asset Dispositions:

On April 19, 2012, we disposed of Brea Corporate Place and Brea Financial Commons pursuant to a deed-in-lieu of foreclosure agreement. As a result, we were relieved of the obligation to repay the $109.0 million mortgage loan secured by these properties. In addition, we received a general release of claims under the loan document.

On May 18, 2012, trustee sales were held with respect to Stadium Towers Plaza and an adjacent land parcel. As a result of the foreclosures, we were relieved of the obligation to repay the $100.0 million mortgage loan secured by the property as well as accrued contractual and default interest on the mortgage loan. In addition, we received a general release of claims under the loan documents pursuant to our previous in-place agreement with the special servicer.

On May 25, 2012, we disposed of the City Tower development site located in Orange, California. We received net proceeds of approximately $7 million, which will be used for general corporate purposes.

Debt:

On April 10, 2012, Glendale Center was placed in receivership pursuant to an agreement with the special servicer that provides for a cooperative foreclosure and a general release of claims under the loan documents at the conclusion of the foreclosure process. The special servicer has commenced foreclosure proceedings.
On May 23, 2012, we entered into an agreement with the special servicer for Two California Plaza. A receiver had previously been put in place on March 23, 2012. Pursuant to this agreement, the Company will temporarily remain the title holder of the asset until Two California Plaza is transferred to another party or there is a completed foreclosure, with a definitive outside

Debt: (continued)

date of December 31, 2012, at which time the Company will cease to own the asset. We are not obligated to pay any amounts and are not subject to any liability or obligation in connection with our exit from the asset, other than to cooperate in the sale or other disposition. We will receive a general release of claims under the loan documents at the time of exit. In connection with this agreement, we paid $1.0 million to the special servicer related to certain historical operational liabilities.

On June 6, 2012, we entered into an agreement with the special servicer for 3800 Chapman and the asset was placed in receivership on June 13, 2012. Pursuant to this agreement, the Company will temporarily remain the title holder of the asset until 3800 Chapman is transferred to another party or there is a completed foreclosure, with a definitive outside date of December 31, 2012, at which time the Company will cease to own the asset. We are not obligated to pay any amounts and are not subject to any liability or obligation in connection with our exit from the asset, other than to cooperate in the sale or other disposition. We will receive a general release of claims under the loan documents at the time of exit. Also pursuant to this agreement, our Operating Partnership received a release from all claims under the guaranty of partial payment in return for a payment of $2.0 million.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2012

Quarterly Highlights (continued)

Subsequent Events:

On July 9, 2012, we extended the maturity date of the mortgage loan at KPMG Tower in Downtown Los Angeles for an additional one year, to October 9, 2013. As part of the extension, we repaid $35.0 million of principal, which reduced the outstanding loan balance from $400.0 million to $365.0 million. Additionally, we funded a $5.0 million leasing reserve and agreed to a full cash sweep of excess operating cash flow beginning on September 9, 2012. Excess operating cash flow (cash flow after the funding of certain reserves, the payment of property operating expenses and the payment of debt service) will be applied to fund a $1.5 million capital expenditure reserve, to fund an additional $5.0 million into the leasing reserve, and thereafter, to reduce the outstanding principal balance of the loan.

The interest rate on the loan is LIBOR plus 1.65%. Beginning on October 10, 2012, the $320.8 million A‑Note will bear interest at LIBOR plus 3.00% and the $44.2 million B‑Note will bear interest at LIBOR plus 5.10%.

On July 12, 2012, we disposed of Stadium Gateway (a joint venture property with Beacon Capital Partners, LLC ) located in Anaheim, California. The Company received net proceeds from the transaction of approximately $1 million, including reimbursement of loan reserves.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2012

Investor Information

355 South Grand Avenue, Suite 3300
Los Angeles, CA 90071
Tel.  (213) 626-3300
Fax  (213) 687-4758

Senior Management

David L. Weinstein	President and Chief Executive Officer	Jonathan L. Abrams	Executive Vice President, General Counsel and Secretary
Peggy M. Moretti	Executive Vice President, Investor and Public Relations	Peter K. Johnston	Senior Vice President, Leasing
	& Chief Administrative Officer	Christopher M. Norton	Senior Vice President, Transactions

Corporate

Investor Relations Contact: Peggy M. Moretti at (213) 613-4558
Please visit our corporate website at: www.mpgoffice.com

Transfer Agent	Timing
American Stock Transfer & Trust Company, LLC Operations Center 6201 15th Avenue Brooklyn, NY 11219 (800) 937-5449 or info@amstock.com www.amstock.com	Quarterly results for 2012 will be announced according to the following schedule:
	Third Quarter	October 2012
	Fourth Quarter	February 2013

Equity Research Coverage

Compass Point Research & Trading, LLC	Wilkes Graham	(202) 534-1386
Green Street Advisors	Michael Knott	(949) 640-8780
KeyBanc Capital Markets	Jordan Sadler	(917) 368-2280
Stifel, Nicolaus & Co., Inc.	John Guinee	(443) 224-1307

MPG Office Trust, Inc. is currently followed by the sell-side analysts listed above, with the exception of Green Street Advisors, which is an independent research firm.  This list may not be complete and is subject to change as firms add or delete coverage of our company.  Please note that any opinions, estimates or forecasts regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of MPG Office Trust, Inc. or its management.  We are providing this listing as a service to our stockholders and do not by listing these firms imply our endorsement of or concurrence with such information, conclusions or recommendations.  Interested persons may obtain copies of analysts' reports on their own; we do not distribute these reports.  Various of these firms may from time-to-time own our stock and/or hold other long or short positions in our stock, and may provide compensated services to us.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2012

Common Stock Data

Our common stock is traded on the New York Stock Exchange under the symbol MPG. Selected information about our common stock for the past five quarters (based on NYSE prices) is as follows:

	2012		2011
	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter
High price	$2.47	$2.80	$2.48	$3.78	$3.73
Low price	$1.66	$1.96	$1.74	$2.01	$2.44
Closing price	$2.01	$2.34	$1.99	$2.11	$2.86
Closing common shares and Operating Partnership units outstanding (in thousands)	57,254	57,202	57,200	57,444	56,006
Closing market value of common shares and Operating Partnership units outstanding (in thousands)	$115,081	$133,852	$113,827	$121,207	$160,177

Dividend Information:

Common Stock
Dividend amount per share	(1)	(1)	(1)	(1)	(1)

Series A Preferred Stock
Dividend amount per share	(2)	(2)	(2)	(2)	(2)
__________

(1)
The Board of Directors did not declare a dividend on our common stock for the quarters ended June 30 and March 31, 2012, and December 31, September 30 and June 30, 2011.  There can be no assurance that we will make distributions on our common stock at historical levels or at all.

(2)
The Board of Directors does not intend to declare a dividend on our Series A preferred stock during the three months ending July 31, 2012 and did not declare a dividend on our Series A preferred stock during the three months ended April 30 and January 31, 2012, and October 31 and July 31, 2011. Dividends on our Series A preferred stock are cumulative, and therefore, will continue to accrue at an annual rate of $1.9064 per share. As of July 31, 2012, we will have missed 15 quarterly dividend payments totaling $69.6 million.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2012

Consolidated Financial Results

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2012

Financial Highlights (unaudited and in thousands, except share, per share, percentage and ratio amounts)

	For the Three Months Ended
	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011
Income Items:
Revenue (1)	$70,318	$84,645	$78,776	$77,844	$77,315
Straight line rent	1,250	240	405	(275)	676
Fair value lease revenue (2)	2,267	2,309	2,363	2,388	2,619
Lease termination fees	70	67	—	—	25
Office property operating margin (3)	60.8%	62.7%	61.8%	62.8%	63.3%
Net income (loss) available to common stockholders	$67,312	$5,172	$(31,478)	$25,595	$118,424
Net income (loss) available to common stockholders – basic	1.32	0.10	(0.62)	0.51	2.42
Funds from operations (FFO) available to common stockholders (4)	$71,357	$10,653	$(9,909)	$46,930	$99,699
FFO per share – basic (4)	1.39	0.21	(0.20)	0.94	2.03
FFO per share – diluted (4)	1.38	0.21	(0.20)	0.92	1.99
FFO per share before specified items – basic (4)	(0.22)	0.18	(0.02)	(0.04)	(0.03)
FFO per share before specified items – diluted (4)	(0.22)	0.17	(0.02)	(0.04)	(0.03)

Ratios:
Interest coverage ratio (5)	3.66	2.09	1.07	2.46	4.66
Interest coverage ratio before specified items (6)	0.82	1.35	1.09	1.08	1.07
Fixed-charge coverage ratio (7)	3.27	1.88	0.96	2.22	4.17
Fixed-charge coverage ratio before specified items (8)	0.74	1.21	0.98	0.98	0.96

Capitalization:
Common stock price @ quarter end	$2.01	$2.34	$1.99	$2.11	$2.86
Total consolidated debt	$2,734,053	$2,943,023	$3,045,995	$3,034,714	$3,140,841
Preferred stock liquidation preference	243,259	243,259	243,259	243,259	250,000
Common equity value @ quarter end (9)	115,081	133,852	113,827	121,207	160,177
Total consolidated market capitalization	$3,092,393	$3,320,134	$3,403,081	$3,399,180	$3,551,018
Company share of unconsolidated joint venture debt	57,289	57,458	139,627	139,817	139,452
Total combined market capitalization	$3,149,682	$3,377,592	$3,542,708	$3,538,997	$3,690,470
Total consolidated debt / total consolidated market capitalization	88.4%	88.6%	89.5%	89.3%	88.4%
Total combined debt / total combined market capitalization	88.6%	88.8%	89.9%	89.7%	88.9%
Total consolidated debt plus liquidation preference / total consolidated market capitalization	96.3%	96.0%	96.7%	96.4%	95.5%
Total combined debt plus liquidation preference / total combined market capitalization	96.3%	96.0%	96.8%	96.6%	95.7%

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2012

Financial Highlights (continued)

__________

(1)
Excludes revenue from discontinued operations of approximately $1.0 million, $6.9 million, $6.2 million, $6.8 million and $14.9 million for the three months ended June 30 and March 31, 2012, and December 31, September 30 and June 30, 2011, respectively.

(2)	Represents the net adjustment for above- and below-market leases, which are being amortized over the remaining term of the respective leases from the date of acquisition.

(3)
Calculated as follows: (rental, tenant reimbursement and parking revenues - rental property operating and maintenance, real estate taxes and parking expenses) / (rental, tenant reimbursement and parking revenues). Lease termination fees are reported as part of interest and other revenue in the consolidated statements of operations.

(4)	For a definition and discussion of FFO, see page 43. For a quantitative reconciliation of the differences between FFO and net income (loss), see page 18.

(5)
Calculated as earnings before interest, taxes and depreciation and amortization and preferred dividends, or EBITDA, of $153,008, $92,820, $48,882, $112,988 and $230,338, respectively, divided by cash paid for interest of $41,835, $44,325, $45,643, $45,898 and $49,475, respectively. Cash paid for interest excludes default interest accrued totaling $9.7 million, $10.5 million, $10.0 million, $10.4 million and $12.8 million related to mortgages in default for the three months ended June 30 and March 31, 2012, and December 31, September 30 and June 30, 2011, respectively. For a discussion of EBITDA, see page 45. For a quantitative reconciliation of the differences between EBITDA and net income (loss), see page 22.

(6)
Calculated as Adjusted EBITDA of $34,509, $59,643, $49,701, $49,572 and $53,147, respectively, divided by cash paid for interest of $41,835, $44,325, $45,643, $45,898 and $49,475, respectively. For a discussion of Adjusted EBITDA, see page 45.

(7)	Calculated as EBITDA of $153,008, $92,820, $48,882, $112,988 and $230,338, respectively, divided by fixed charges of $46,850, $49,357, $50,718, $50,839 and $55,256, respectively.

(8)	Calculated as Adjusted EBITDA of $34,509, $59,643, $49,701, $49,572 and $53,147, respectively, divided by fixed charges of $46,850, $49,357, $50,718, $50,839 and $55,256, respectively.

(9)
Assumes 100% conversion of the limited partnership units in our Operating Partnership into shares of our common stock. Our limited partners have the right to redeem all or part of their Operating Partnership units at any time. At the time of redemption, we have the right to determine whether to redeem the Operating Partnership units for cash, based upon the fair value of an equivalent number of shares of our common stock at the time of redemption, or exchange them for shares of our common stock on a one-for-one basis, subject to adjustment in the event of stock splits, stock dividends, issuance of stock rights, specified extraordinary distribution and similar events.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2012

Consolidated Balance Sheets (unaudited and in thousands)

	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011
Assets
Investments in real estate	$2,341,262	$2,467,034	$2,586,980	$2,599,891	$2,692,470
Less: accumulated depreciation	(640,368)	(650,022)	(659,408)	(640,882)	(636,119)
Investments in real estate, net	1,700,894	1,817,012	1,927,572	1,959,009	2,056,351

Cash, cash equivalents and restricted cash	227,586	234,510	192,356	193,488	163,938
Rents, deferred rents and other receivables, net	58,662	57,626	59,459	58,092	59,658
Deferred charges, net	69,303	75,638	81,752	84,242	89,728
Other assets	5,076	9,312	7,252	9,782	13,104
Assets associated with real estate held for sale	—	4,723	14,000	—	—
Total assets	$2,061,521	$2,198,821	$2,282,391	$2,304,613	$2,382,779

Liabilities and Deficit
Liabilities:
Mortgage loans	$2,734,053	$2,943,023	$3,045,995	$3,034,714	$3,140,841
Accounts payable and other liabilities	130,599	141,335	140,212	145,910	150,437
Excess distributions received from unconsolidated joint venture	6,576	6,576	—	—	—
Acquired below-market leases, net	18,177	21,243	24,110	27,097	30,835
Total liabilities	2,889,405	3,112,177	3,210,317	3,207,721	3,322,113

Deficit:
Stockholders’ Deficit:
Common and preferred stock and additional paid-in capital	702,604	704,485	704,041	703,340	705,602
Accumulated deficit and dividends	(1,424,027)	(1,495,473)	(1,504,759)	(1,477,397)	(1,507,104)
Accumulated other comprehensive loss	(7,320)	(11,918)	(15,166)	(19,874)	(24,616)
Total stockholders’ deficit	(728,743)	(802,906)	(815,884)	(793,931)	(826,118)
Noncontrolling Interests:
Accumulated deficit and dividends	(105,898)	(116,869)	(118,049)	(114,585)	(118,025)
Accumulated other comprehensive income	6,757	6,419	6,007	5,408	4,809
Total noncontrolling interests	(99,141)	(110,450)	(112,042)	(109,177)	(113,216)
Total deficit	(827,884)	(913,356)	(927,926)	(903,108)	(939,334)
Total liabilities and deficit	$2,061,521	$2,198,821	$2,282,391	$2,304,613	$2,382,779

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2012

Unconsolidated Joint Venture Condensed Balance Sheets (1) (unaudited and in thousands)

	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011

Assets

Investments in real estate	$456,396	$451,967	$974,238	$974,602	$973,647
Less: accumulated depreciation	(95,495)	(92,834)	(178,559)	(171,560)	(164,562)
Investments in real estate, net	360,901	359,133	795,679	803,042	809,085

Cash and cash equivalents, including restricted cash	16,719	20,166	27,930	27,303	24,870
Rents, deferred rents and other receivables, net	13,050	12,002	24,110	24,239	24,640
Deferred charges, net	15,886	16,285	28,405	29,468	26,551
Other assets	2,720	8,090	1,990	2,421	2,836
Total assets	$409,276	$415,676	$878,114	$886,473	$887,982

Liabilities and Members’ Equity

Mortgage loans	$286,445	$287,291	$698,136	$699,086	$697,259
Accounts payable and other liabilities	14,199	13,895	23,435	23,413	22,258
Acquired below-market leases, net	417	452	1,561	1,833	2,140
Total liabilities	301,061	301,638	723,132	724,332	721,657
Members’ equity	108,215	114,038	154,982	162,141	166,325
Total liabilities and members’ equity	$409,276	$415,676	$878,114	$886,473	$887,982
__________

(1)	We have a 20% interest in the unconsolidated joint venture.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2012

Consolidated Statements of Operations (unaudited and in thousands)

	For the Three Months Ended
	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011
Revenue:
Rental	$41,549	$42,027	$43,255	$45,339	$45,415
Tenant reimbursements	19,164	18,881	19,832	20,621	20,254
Parking	8,594	8,651	8,554	8,686	8,725
Management, leasing and development services	626	1,156	2,096	2,590	1,126
Interest and other	385	13,930	5,039	608	1,795
Total revenue	70,318	84,645	78,776	77,844	77,315
Expenses:
Rental property operating and maintenance	18,574	17,351	19,090	18,673	18,514
Real estate taxes	6,432	6,504	6,221	6,950	6,606
Parking	2,185	2,102	2,074	2,136	2,160
General and administrative	6,189	5,671	6,909	5,258	5,308
Other expense	3,039	1,211	1,112	1,793	1,724
Depreciation and amortization	20,740	20,558	21,006	22,343	21,359
Impairment of long-lived assets	—	2,121	—	—	—
Interest	49,643	49,970	48,077	47,815	47,201
Loss from early extinguishment of debt	—	—	—	—	164
Total expenses	106,802	105,488	104,489	104,968	103,036
Loss from continuing operations before equity in net income (loss) of unconsolidated joint venture	(36,484)	(20,843)	(25,713)	(27,124)	(25,721)
Equity in net income (loss) of unconsolidated joint venture	45	14,229	203	204	(21)
Loss from continuing operations	(36,439)	(6,614)	(25,510)	(26,920)	(25,742)

Discontinued Operations:
Loss from discontinued operations before gains on settlement of debt and sale of real estate	(1,888)	(1,248)	(5,316)	(15,459)	(27,063)
Gains on settlement of debt	102,467	13,136	—	62,531	127,849
Gains on sale of real estate	16,032	5,192	—	10,215	63,629
Income (loss) from discontinued operations	116,611	17,080	(5,316)	57,287	164,415
Net income (loss)	$80,172	$10,466	$(30,826)	$30,367	$138,673

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2012

Consolidated Statements of Operations (continued) (unaudited and in thousands, except share and per share amounts)

	For the Three Months Ended
	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011

Net income (loss)	$80,172	$10,466	$(30,826)	$30,367	$138,673
Net (income) loss attributable to common units of our Operating Partnership	(8,222)	(657)	3,985	(2,915)	(15,483)
Net income (loss) attributable to MPG Office Trust, Inc.	71,950	9,809	(26,841)	27,452	123,190
Preferred stock dividends	(4,638)	(4,637)	(4,637)	(4,637)	(4,766)
Preferred stock redemption discount	—	—	—	2,780	—
Net income (loss) available to common stockholders	$67,312	$5,172	$(31,478)	$25,595	$118,424

Basic income (loss) per common share:
Loss from continuing operations	$(0.71)	$(0.20)	$(0.53)	$(0.51)	$(0.55)
Income (loss) from discontinued operations	2.03	0.30	(0.09)	1.02	2.97
Net income (loss) available to common stockholders per share	$1.32	$0.10	$(0.62)	$0.51	$2.42
Weighted average number of common shares outstanding	51,285,961	51,048,621	50,676,545	49,961,007	49,040,268

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2012

Consolidated Statements of Discontinued Operations (unaudited and in thousands)

	For the Three Months Ended
	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011
Revenue:
Rental	$896	$3,954	$5,440	$6,116	$9,939
Tenant reimbursements	51	243	425	321	902
Hotel operations	—	—	—	—	3,380
Parking	15	75	273	346	680
Interest and other	1	2,632	13	6	5
Total revenue	963	6,904	6,151	6,789	14,906

Expenses:
Rental property operating and maintenance	466	1,384	2,072	2,414	3,937
Hotel operating and maintenance	—	—	—	—	2,466
Real estate taxes	175	564	750	606	1,141
Parking	5	37	83	106	216
Other expense	39	193	193	193	193
Depreciation and amortization	336	1,494	2,170	2,510	5,929
Impairment of long-lived assets	—	—	—	9,330	13,888
Interest	1,830	4,480	6,199	7,089	13,964
Loss from early extinguishment of debt	—	—	—	—	235
Total expenses	2,851	8,152	11,467	22,248	41,969

Loss from discontinued operations before gains on settlement of debt and sale of real estate	(1,888)	(1,248)	(5,316)	(15,459)	(27,063)
Gains on settlement of debt	102,467	13,136	—	62,531	127,849
Gains on sale of real estate	16,032	5,192	—	10,215	63,629
Income (loss) from discontinued operations	$116,611	$17,080	$(5,316)	$57,287	$164,415

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2012

Consolidated Statements of Operations Related to Properties in Default (1) (unaudited and in thousands)

	For the Three Months Ended
	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011
Revenue:
Rental	$11,116	$11,184	$11,249	$11,481	$11,490
Tenant reimbursements	3,539	3,671	3,507	4,226	4,040
Parking	1,679	1,788	1,757	1,829	1,794
Interest and other	9	378	4,888	47	747
Total revenue	16,343	17,021	21,401	17,583	18,071

Expenses:
Rental property operating and maintenance	4,523	4,129	4,456	4,690	4,494
Real estate taxes	1,546	1,543	1,400	1,827	1,582
Parking	289	259	243	239	236
Other expense	1,015	1,015	1,015	1,015	1,015
Depreciation and amortization	5,151	5,237	5,282	5,310	4,966
Interest (2)	19,948	20,284	18,262	18,262	17,868
Total expenses	32,472	32,467	30,658	31,343	30,161
Loss from operations related to Properties in Default	$(16,129)	$(15,446)	$(9,257)	$(13,760)	$(12,090)
__________

(1)
Properties in Default include the following: 500 Orange Tower, Two California Plaza, Glendale Center and 3800 Chapman. As of the date of this report, the mortgage loans on these properties are in default.

(2)
Includes default interest totaling $9.1 million and the writeoff of deferred financing costs totaling $0.2 million for the three months ended June 30, 2012, default interest totaling $8.7 million and the writeoff of deferred financing costs totaling $0.9 million for the three months ended March 31, 2012, default interest totaling $7.4 million for the three months ended December 31, 2011, default interest totaling $7.4 million for the three months ended September 30, 2011 and default interest totaling $7.3 million for the three months ended June 30, 2011.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2012

Unconsolidated Joint Venture Statements of Operations (unaudited and in thousands)

	For the Three Months Ended
	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011
Revenue:
Rental	$7,567	$6,061	$6,104	$5,986	$6,137
Tenant reimbursements	3,272	2,681	2,874	3,137	2,954
Parking	975	908	908	927	956
Interest and other	2	343	48	3	2
Total revenue	11,816	9,993	9,934	10,053	10,049

Expenses:
Rental property operating and maintenance	8,132	3,162	3,411	3,364	2,926
Real estate taxes	1,629	981	870	1,134	1,052
Parking	160	142	150	137	144
Depreciation and amortization	3,301	3,314	3,536	3,627	3,668
Interest	3,886	3,146	3,172	3,160	3,022
Other	530	1,067	1,085	1,085	1,017
Total expenses	17,638	11,812	12,224	12,507	11,829

Loss from continuing operations	(5,822)	(1,819)	(2,290)	(2,454)	(1,780)
Income (loss) from discontinued operations	—	84,404	(4,867)	(1,683)	(1,430)
Net (loss) income	$(5,822)	$82,585	$(7,157)	$(4,137)	$(3,210)

Company share (1)	$(1,164)	$16,517	$(1,431)	$(827)	$(642)
Intercompany eliminations	59	242	254	255	247
Unallocated (allocated) losses	1,150	(2,530)	1,380	776	374
Equity in net (loss) income of unconsolidated joint venture	$45	$14,229	$203	$204	$(21)
_________

(1)	Amount represents our 20% ownership interest in the unconsolidated joint venture.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2012

Funds from Operations (unaudited and in thousands, except share and per share amounts)

		For the Three Months Ended
		June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011
Reconciliation of net income (loss) available to common stockholders to funds from operations:
Net income (loss) available to common stockholders		$67,312	$5,172	$(31,478)	$25,595	$118,424

Add:	Depreciation and amortization of real estate assets	21,060	22,035	23,124	24,334	27,212
	Depreciation and amortization of real estate assets – unconsolidated joint venture (1)	660	1,465	1,737	1,743	1,730
	Impairment writedowns of depreciable real estate	—	2,121	—	9,330	13,888
	Impairment writedowns of depreciable real estate – unconsolidated joint venture (1)	—	2,176	819	—	—
	Net income (loss) attributable to common units of our Operating Partnership	8,222	657	(3,985)	2,915	15,483
	(Unallocated) allocated losses – unconsolidated joint venture (1)	(1,150)	2,530	(1,380)	(776)	(374)
Deduct:	Gains on sale of real estate	16,032	5,192	—	10,215	63,629
	Gain on sale of real estate – unconsolidated joint venture (1)	—	18,958	—	—	—
Funds from operations available to common stockholders and unit holders (FFO) (2)		$80,072	$12,006	$(11,163)	$52,926	$112,734
Company share of FFO (3)		$71,357	$10,653	$(9,909)	$46,930	$99,699
FFO per share – basic		$1.39	$0.21	$(0.20)	$0.94	$2.03
FFO per share – diluted		$1.38	$0.21	$(0.20)	$0.92	$1.99
Weighted average number of common shares outstanding – basic		51,285,961	51,048,621	50,676,545	49,961,007	49,040,268
Weighted average number of common and common equivalent shares outstanding – diluted		51,870,380	51,758,710	51,120,752	50,988,030	50,064,195
Weighted average diluted shares and units		58,099,575	58,205,487	57,567,529	57,434,807	56,510,972
__________

(1)	Amount represents our 20% ownership interest in the unconsolidated joint venture.

(2)	For the definition and discussion of FFO, see page 43.

(3)
Based on a weighted average interest in our Operating Partnership of approximately 89.1% for the three months ended June 30, 2012, 88.7% for the three months ended March 31, 2012, 88.8% for the three months ended December 31, 2011, 88.7% for the three months ended September 30, 2011 and 88.4% for the three months ended June 30, 2011.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2012

Funds from Operations (continued) (unaudited and in thousands, except share and per share amounts)

		For the Three Months Ended
		June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011
Reconciliation of FFO to FFO before specified items: (1)
FFO available to common stockholders and unit holders		$80,072	$12,006	$(11,163)	$52,926	$112,734
Add:	Loss from early extinguishment of debt	—	—	—	—	399
	Default interest accrued on mortgages in default	9,725	10,540	10,005	10,413	12,803
	Writeoff of deferred financing costs related to mortgages in default	182	916	—	—	133
Deduct:	Gains on settlement of debt	102,467	13,136	—	62,531	127,849
	Gain from early extinguishment of debt, net – unconsolidated joint venture (2)	—	188	—	—	—
	Preferred stock redemption discount	—	—	—	2,780	—
FFO before specified items		$(12,488)	$10,138	$(1,158)	$(1,972)	$(1,780)
Company share of FFO before specified items (3)		$(11,129)	$8,995	$(1,028)	$(1,749)	$(1,574)
FFO per share before specified items – basic		$(0.22)	$0.18	$(0.02)	$(0.04)	$(0.03)
FFO per share before specified items – diluted		$(0.22)	$0.17	$(0.02)	$(0.04)	$(0.03)
__________

(1)	For the definition and discussion of FFO before specified items, see page 43.

(2)	Amount represents our 20% ownership interest in the unconsolidated joint venture.

(3)
Based on a weighted average interest in our Operating Partnership of approximately 89.1% for the three months ended June 30, 2012, 88.7% for the three months ended March 31, 2012, 88.8% for the three months ended December 31, 2011, 88.7% for the three months ended September 30, 2011 and 88.4% for the three months ended June 30, 2011.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2012

Adjusted Funds from Operations (1) (unaudited and in thousands)

		For the Three Months Ended
		June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011
FFO		$80,072	$12,006	$(11,163)	$52,926	$112,734
Add:	Non-real estate depreciation	16	17	52	519	76
	Straight line ground and air space lease expense	521	521	521	521	515
	Amortization of deferred financing costs	814	824	844	817	863
	Unrealized gain due to hedge ineffectiveness	(336)	(313)	(332)	(338)	(244)
	Default interest accrued on mortgages in default	9,725	10,540	10,005	10,413	12,803
	Writeoff of deferred financing costs related to mortgages in default	182	916	—	—	133
	Non-cash stock compensation	534	444	1,216	527	497
	Loss from early extinguishment of debt	—	—	—	—	399

Deduct:	Gains on settlement of debt	102,467	13,136	—	62,531	127,849
	Preferred stock redemption discount	—	—	—	2,780	—
	Straight line rent	1,249	252	405	(434)	450
	Fair value lease revenue	2,295	2,370	2,542	2,602	3,046
	Capitalized payments (2)	189	390	283	363	550
	Capital lease principal payments	70	85	131	129	130
	Scheduled principal payments on mortgage loans	133	135	134	42	600
	Non-recoverable capital expenditures	217	240	694	434	388
	Recoverable capital expenditures	25	119	172	438	164
	Hotel improvements, equipment upgrades and replacements	—	—	—	—	911
	2nd generation tenant improvements and leasing commissions (3), (4)	28	496	1,723	790	2,033
	Unconsolidated joint venture AFFO adjustments (5)	863	919	982	1,219	893
Adjusted funds from operations (AFFO)		$(16,008)	$6,813	$(5,923)	$(5,509)	$(9,238)
__________

(1)	For the definition and computation method of AFFO, see page 44. For a quantitative reconciliation of the differences between AFFO and cash flows from operating activities, see page 22.

(2)	Includes capitalized leasing payroll.

(3)
Excludes 1st generation tenant improvements and leasing commissions of $0.1 million, $2.2 million and $1.2 million for the three months ended March 31, 2012, and September 30 and June 30, 2011, respectively.

(4)
Excludes tenant improvements and leasing commissions paid using cash reserves that were funded through loan proceeds upon acquisition or debt refinancing of $0.2 million and $0.1 million for the three months ended September 30 and June 30, 2011, respectively.

(5)	Amount represents our 20% ownership interest in the unconsolidated joint venture.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2012

Adjusted Funds from Operations Related to Properties in Default (1) (unaudited and in thousands)

		For the Three Months Ended
		June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011

FFO		$57,634	$(118)	$(7,990)	$49,640	$108,448
Add:	Amortization of deferred financing costs	22	43	61	61	70
	Writeoff of deferred financing costs	182	916	—	—	133
	Straight line ground lease expense	528	528	528	528	528
	Default interest accrued	9,725	10,540	10,005	10,413	12,803

Deduct:	Gains on settlement of debt	69,968	13,136	—	62,531	123,929
	Straight line rent	(175)	(431)	(258)	(96)	(243)
	Fair value lease revenue	1,080	1,136	1,168	1,205	1,644
	Non-recoverable capital expenditures	3	—	12	6	—
	2nd generation tenant improvements and leasing commissions (2)	—	—	324	57	32
Adjusted funds from operations related to Properties in Default		$(2,785)	$(1,932)	$1,358	$(3,061)	$(3,380)
__________

(1)
For purposes of this schedule, Properties in Default include the following: 3800 Chapman, Two California Plaza, Glendale Center, Stadium Towers Plaza, 2600 Michelson, 550 South Hope, 500 Orange Tower, City Tower, 700 North Central and 801 North Brand. In May 2011, we disposed of 550 South Hope, in June 2011, we disposed of 2600 Michelson, in July 2011, we disposed of City Tower, in February 2012, we disposed of 700 North Central and 801 North Brand, and in May 2012, we disposed of Stadium Towers Plaza.

(2)	Excludes 1st generation tenant improvements and leasing commissions of $0.1 million for the three months ended March 31, 2012.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2012

Reconciliation of Earnings before Interest, Taxes and Depreciation and Amortization (1) and Adjusted Funds from Operations (2) (unaudited and in thousands)

		For the Three Months Ended
		June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011
Reconciliation of net income (loss) to earnings before interest, taxes and depreciation and amortization (EBITDA):
Net income (loss)		$80,172	$10,466	$(30,826)	$30,367	$138,673
Add:	Interest expense (3)	51,473	54,450	54,276	54,904	61,165
	Interest expense – unconsolidated joint venture (4)	777	1,857	1,899	1,897	1,856
	Depreciation and amortization (5)	21,076	22,052	23,176	24,853	27,288
	Depreciation and amortization – unconsolidated joint venture (4)	660	1,465	1,737	1,743	1,730
Deduct:	Unallocated (allocated) losses – unconsolidated joint venture (4)	1,150	(2,530)	1,380	776	374
EBITDA		$153,008	$92,820	$48,882	$112,988	$230,338
EBITDA		$153,008	$92,820	$48,882	$112,988	$230,338
Add:	Loss from early extinguishment of debt	—	—	—	—	399
	Impairment writedowns of depreciable real estate	—	2,121	—	9,330	13,888
	Impairment writedowns of depreciable real estate – unconsolidated joint venture (4)	—	2,176	819	—	—
Deduct:	Gains on settlement of debt	102,467	13,136	—	62,531	127,849
	Gain from early extinguishment of debt, net – unconsolidated joint venture (4)	—	188	—	—	—
	Gains on sale of real estate	16,032	5,192	—	10,215	63,629
	Gain on sale of real estate – unconsolidated joint venture (4)	—	18,958	—	—	—
Adjusted EBITDA		$34,509	$59,643	$49,701	$49,572	$53,147
Reconciliation of cash flows from operating activities to adjusted funds from operations (AFFO):
Cash flows from operating activities		$640	$6,785	$(8,213)	$3,965	$(621)
Changes in other assets and liabilities		(16,378)	883	4,879	(7,812)	(5,121)
Non-recoverable capital expenditures		(217)	(240)	(694)	(434)	(388)
Recoverable capital expenditures		(25)	(119)	(172)	(438)	(164)
Hotel improvements, equipment upgrades and replacements		—	—	—	—	(911)
2nd generation tenant improvements and leasing commissions (6), (7)		(28)	(496)	(1,723)	(790)	(2,033)
AFFO		$(16,008)	$6,813	$(5,923)	$(5,509)	$(9,238)

(1)	For the definition and discussion of EBITDA and Adjusted EBITDA, see page 45.

(2)	For the definition and discussion of AFFO, see page 44.

(3)
Includes interest expense of $1.8 million, $4.5 million, $6.2 million, $7.1 million and $14.0 million for the three months ended June 30 and March 31, 2012, and December 31, September 30 and June 30, 2011, respectively, related to discontinued operations.

(4)	Amount represents our 20% ownership interest in the unconsolidated joint venture.

(5)
Includes depreciation and amortization of $0.3 million, $1.5 million, $2.2 million, $2.5 million and $5.9 million for the three months ended June 30 and March 31, 2012, and December 31, September 30 and June 30, 2011, respectively, related to discontinued operations.

(6)
Excludes 1st generation tenant improvements and leasing commissions of $0.1 million, $2.2 million and $1.2 million for the three months ended March 31, 2012, and September 30 and June 30, 2011, respectively.

(7)
Excludes tenant improvements and leasing commissions paid using cash reserves that were funded through loan proceeds upon acquisition or debt refinancing of $0.2 million and $0.1 million for the three months ended September 30 and June 30, 2011, respectively.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2012

Capital Structure

Debt
(in thousands)

		Balance as of
		June 30, 2012

Mortgage loans		$2,734,053
Company share of unconsolidated joint venture debt		57,289
Total combined debt		$2,791,342

Equity
(in thousands)

	Shares Outstanding	Total Liquidation Preference

Preferred stock	9,730	$243,259

	Shares & Units Outstanding	Market Value (1)

Common stock	51,907	$104,334
Noncontrolling common units of our Operating Partnership	5,347	10,747
Total common equity	57,254	$115,081
Total consolidated market capitalization		$3,092,393
Total combined market capitalization (2)		$3,149,682
__________

(1)	Value based on the NYSE closing price of $2.01 on June 30, 2012.

(2)	Includes our 20% share of unconsolidated joint venture debt.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2012

Debt Summary (in thousands, except percentages)

	Contractual Maturity Date	Principal Amount as of June 30, 2012	% of Debt	Interest Rate as of June 30, 2012 (1)
Floating-Rate Debt
Variable-Rate Loan:
Plaza Las Fuentes mortgage loan (2)	August 9, 2016	$33,306	1.22%	4.50%

Variable-Rate Swapped to Fixed-Rate Loan:
KPMG Tower (3)	October 9, 2013	400,000	14.62%	7.16%
Total floating-rate debt		433,306	15.84%	6.96%

Fixed-Rate Debt
Wells Fargo Tower	April 6, 2017	550,000	20.11%	5.68%
Gas Company Tower	August 11, 2016	458,000	16.75%	5.10%
777 Tower	November 1, 2013	273,000	9.98%	5.84%
US Bank Tower	July 1, 2013	260,000	9.51%	4.66%
Plaza Las Fuentes mezzanine loan	August 9, 2016	11,250	0.41%	9.88%
Total fixed-rate debt		1,552,250	56.76%	5.40%
Total debt, excluding mortgages in default		1,985,556	72.60%	5.74%

Mortgages in Default
Two California Plaza (4)	May 6, 2017	470,000	17.19%	10.50%
Glendale Center (5)	August 11, 2016	125,000	4.57%	10.82%
500 Orange Tower (6)	May 6, 2017	110,000	4.02%	10.88%
3800 Chapman (7)	May 6, 2017	44,370	1.62%	10.93%
Total mortgages in default		749,370	27.40%	10.63%
Total consolidated debt		2,734,926	100.00%	7.08%
Debt discount		(873)
Total consolidated debt, net		$2,734,053

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2012

Debt Summary (continued)

__________

(1)	The June 30, 2012 one-month LIBOR rate of 0.24% was used to calculate interest on the variable-rate loan.

(2)
This loan bears interest at a rate of the greater of 4.50%, or LIBOR plus 3.50%. As required by the Plaza Las Fuentes mezzanine loan agreement, we have entered into an interest rate cap agreement that limits the LIBOR portion of the interest rate to 2.50% during the loan term.

(3)
This loan bears interest at a rate of LIBOR plus 1.60%. We have entered into an interest rate swap agreement to hedge this loan, which effectively fixes the LIBOR rate at 5.564%. The swap expires on August 9, 2012. On July 9, 2012, the maturity date of this loan was extended until October 9, 2013. As part of the extension, we repaid $35.0 million of principal, which reduced the outstanding loan balance from $400.0 million to $365.0 million.

(4)
Our special purpose property-owning subsidiary that owns Two California Plaza is in default for failing to make debt service payments due under this loan. The interest rate shown for this loan is the default rate as defined in the loan agreement. The special servicer has accelerated the debt and placed the property in receivership, but has yet to foreclose on the property. The actual settlement date of this loan will depend upon when the property is disposed, with a definitive outside date of December 31, 2012. Management does not intend to settle this amount with unrestricted cash. We expect that this amount will be settled in a non-cash manner at the time of disposition.

(5)
Our special purpose property-owning subsidiary that owns Glendale Center is in default for failing to make debt service payments due under this loan. The interest rate shown for this loan is the default rate as defined in the loan agreement. The special servicer has accelerated the debt, placed the property in receivership and commenced foreclosure proceedings. The actual settlement date of the loan will depend upon when the foreclosure proceedings are completed. Management does not intend to settle this amount with unrestricted cash. We expect that this amount will be settled in a non-cash manner at the time of disposition.

(6)
Our special purpose property-owning subsidiary that owns 500 Orange Tower is in default for failing to make debt service payments due under this loan. The interest rate shown for this loan is the default rate as defined in the loan agreement. The special servicer has the contractual right to accelerate the maturity of the debt but has not done so. The actual settlement date of the loan will depend upon when the property is disposed, with a definitive outside date of September 25, 2012. Management does not intend to settle this amount with unrestricted cash. We expect that this amount will be settled in a non-cash manner at the time of disposition.

(7)
Our special purpose property-owning subsidiary that owns 3800 Chapman is in default under this loan. The interest rate shown for this loan is the default rate as defined in the loan agreement. The special servicer has the contractual right to accelerate the maturity of the debt but has not done so. The special servicer has placed the property in receivership. The actual settlement date of the loan will depend upon when the property is disposed, with a definitive outside date of December 31, 2012. Management does not intend to settle this amount with unrestricted cash. We expect that this amount will be settled in a non-cash manner at the time of disposition.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2012

Unconsolidated Joint Venture Debt Summary (in thousands, except percentages)

	Maturity Date	Principal Amount as of June 30, 2012	% of Debt	Interest Rate as of June 30, 2012
Variable-Rate Debt:
One California Plaza (1)	July 1, 2016	$3,034	1.06%	4.00%

Fixed-Rate Debt:
One California Plaza	July 1, 2016	138,032	48.19%	4.78%
Cerritos Corporate Center	February 1, 2016	93,379	32.60%	5.54%
Stadium Gateway (2)	February 1, 2016	52,000	18.15%	5.66%
Total fixed-rate debt		283,411	98.94%	5.19%
Total unconsolidated joint venture debt		$286,445	100.00%	5.18%

Our portion of unconsolidated joint venture debt (3)		$57,289
__________

(1)	This loan bears interest at a rate of the greater of 4.00%, or LIBOR plus 3.00%. As of June 30, 2012, there are undrawn funds totaling $17.0 million available under this loan.

(2)	We disposed of this property on July 12, 2012.

(3)	We have a 20% interest in the unconsolidated joint venture.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2012

Debt Maturities (in thousands, except percentages)

	2012	2013	2014	2015	2016	Thereafter	Total
Floating-Rate Debt
Variable-Rate Loan:
Plaza Las Fuentes mortgage loan	$275	$573	$600	$627	$31,231	$—	$33,306

Variable-Rate Swapped to Fixed-Rate Loan:
KPMG Tower (1)	—	400,000	—	—	—	—	400,000
Total floating-rate debt	275	400,573	600	627	31,231	—	433,306

Fixed-Rate Debt
Wells Fargo Tower	—	—	—	—	—	550,000	550,000
Gas Company Tower	—	—	—	—	458,000	—	458,000
777 Tower	—	273,000	—	—	—	—	273,000
US Bank Tower	—	260,000	—	—	—	—	260,000
Plaza Las Fuentes mezzanine loan	—	—	—	—	11,250	—	11,250
Total fixed-rate debt	—	533,000	—	—	469,250	550,000	1,552,250
Total debt, excluding mortgages in default	275	933,573	600	627	500,481	550,000	1,985,556
Debt discount	—	(873)	—	—	—	—	(873)
Total debt, excluding mortgages in default, net	275	932,700	600	627	500,481	550,000	1,984,683

Mortgages in Default
Two California Plaza (2)	470,000	—	—	—	—	—	470,000
Glendale Center (2)	125,000	—	—	—	—	—	125,000
500 Orange Tower (2)	110,000	—	—	—	—	—	110,000
3800 Chapman (2)	44,370	—	—	—	—	—	44,370
Total mortgages in default	749,370	—	—	—	—	—	749,370
Total consolidated debt, net	$749,645	$932,700	$600	$627	$500,481	$550,000	$2,734,053
Weighted average interest rate, excluding mortgages in default	4.50%	6.08%	4.50%	4.50%	5.17%	5.68%	5.74%
Weighted average interest rate, mortgages in default	10.63%	—%	—%	—%	—%	—%	10.63%
Weighted average interest rate, consolidated	10.63%	6.08%	4.50%	4.50%	5.17%	5.68%	7.08%
__________

(1)
On July 9, 2012, the maturity date of this loan was extended until October 9, 2013. As part of the extension, we repaid $35.0 million of principal, which reduced the outstanding loan balance from $400.0 million to $365.0 million.

(2)
Amounts shown for principal payments related to mortgages in default reflect maturity in 2012. The mortgage loans secured by 500 Orange Tower, Two California Plaza and 3800 Chapman will be settled during 2012 per contractual agreements with the special servicers. The actual settlement date of mortgages in default will depend upon when the properties are disposed. Management does not intend to settle these amounts with unrestricted cash. We expect that these amounts will be settled in a non-cash manner at the time of disposition.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2012

Unconsolidated Joint Venture Debt Maturities (in thousands, except percentages)

	2012	2013	2014	2015	2016	Total

One California Plaza	$1,110	$2,301	$2,413	$2,531	$132,711	$141,066
Cerritos Corporate Center	628	1,326	1,402	1,483	88,540	93,379
Stadium Gateway (1)	—	—	—	—	52,000	52,000
Total unconsolidated joint venture debt	$1,738	$3,627	$3,815	$4,014	$273,251	$286,445
Weighted average interest rate	5.05%	5.05%	5.06%	5.06%	5.18%	5.18%
__________

(1)	We disposed of this property on July 12, 2012.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2012

Portfolio Data

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2012

Same Store Analysis (unaudited and in thousands, except percentages)

	For the Three Months Ended June 30, (1)			For the Six Months Ended June 30, (1)
	2012	2011	% Change	2012	2011	% Change
Total Same Store Portfolio
Number of properties	6	6		6	6
Square feet as of June 30	6,568,606	6,536,966		6,568,606	6,536,966
Percentage of wholly-owned Office Portfolio	100.0%	100.0%		100.0%	100.0%
Weighted average leased percentage (2)	79.7%	83.6%		79.9%	83.7%

GAAP
Breakdown of Net Operating Income:
Operating revenue	$53,109	$57,114	(7.0)%	$106,948	$114,108	(6.3)%
Operating expenses	20,488	20,681	(0.9)%	40,487	41,143	(1.6)%
Other expense	66	59	11.9%	131	114	14.9%
Net operating income	$32,555	$36,374	(10.5)%	$66,330	$72,851	(9.0)%

CASH BASIS
Breakdown of Net Operating Income:
Operating revenue	$50,485	$55,139	(8.4)%	$102,417	$110,627	(7.4)%
Operating expenses	20,488	20,681	(0.9)%	40,487	41,143	(1.6)%
Other expense	72	65	10.8%	144	128	12.5%
Net operating income	$29,925	$34,393	(13.0)%	$61,786	$69,356	(10.9)%
__________

(1)	Properties included in the Same Store analysis are the properties in our Office Portfolio, with the exception of the Properties in Default and the joint venture properties.

(2)	Represents weighted average leased amounts for the Same Store Portfolio.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2012

Portfolio Overview — Los Angeles Central Business District

					Square Feet			Leased % and In-Place Rents
	Number of Buildings	Number of Tenants	Year Built	Ownership %	Net Building Rentable	Effective (1)	% of Net Rentable	% Leased	Total Annualized Rents (2)	Effective Annualized Rents (2)	Annualized Rent $/RSF (3)
Office Properties
Gas Company Tower	1	16	1991	100%	1,369,822	1,369,822	18.49%	77.7%	$22,405,968	$22,405,968	$21.05
US Bank Tower	1	49	1989	100%	1,431,808	1,431,808	19.32%	55.4%	18,540,405	18,540,405	23.38
Wells Fargo Tower	2	52	1982	100%	1,402,148	1,402,148	18.92%	89.3%	27,667,625	27,667,625	22.10
KPMG Tower	1	22	1983	100%	1,154,306	1,154,306	15.58%	96.1%	27,403,501	27,403,501	24.72
777 Tower	1	33	1991	100%	1,017,268	1,017,268	13.73%	80.1%	18,035,111	18,035,111	22.12
One California Plaza	1	26	1985	20%	1,034,134	206,827	13.96%	77.8%	17,857,104	3,571,421	22.19
Total LACBD Office Properties	7	198			7,409,486	6,582,179	100.00%	78.8%	$131,909,714	$117,624,031	$22.59
Effective LACBD Office Properties					6,582,179			78.9%

Parking Properties					SQFT	Effective SQFT	Vehicle Capacity	Effective Vehicle Capacity	Annualized Parking Revenue (4)	Effective Annualized Parking Revenue (5)	Effective Annualized Parking Revenue per Vehicle Capacity (6)
On-Site Parking					1,773,219	1,412,517	5,246	4,196	$21,980,940	$18,862,788	$4,495
Off-Site Garages					1,285,165	1,285,165	4,124	4,124	9,399,355	9,399,355	2,279
Total LACBD Parking Properties					3,058,384	2,697,682	9,370	8,320	$31,380,295	$28,262,143	3,397

Total LACBD Office and Parking Properties					10,467,870	9,279,861
__________

(1)	Includes 100% of our consolidated properties and 20% of One California Plaza (an unconsolidated joint venture property).

(2)
Annualized rent represents the annualized monthly contractual rent under existing leases as of June 30, 2012. This amount reflects total base rent before any one-time or non-recurring rent abatements but after annually recurring rent credits and is shown on a net basis; thus, for any tenant under a partial gross lease, the expense stop, or under a fully gross lease, the current year operating expenses (which may be estimates as of such date), are subtracted from gross rent.

(3)	Annualized rent per rentable square foot represents annualized rent as computed above, divided by leased square feet as of the same date.

(4)	Annualized parking revenue represents the annualized quarterly parking revenue as of June 30, 2012.

(5)
Effective annualized parking revenue represents the annualized quarterly parking revenue as of June 30, 2012 adjusted to include 100% of our consolidated properties and 20% of One California Plaza (an unconsolidated joint venture property).

(6)	Effective annualized parking revenue per vehicle capacity represents the effective annualized parking revenue divided by the effective vehicle capacity.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2012

Portfolio Overview — Other Properties

					Square Feet			Leased % and In-Place Rents
	Number of Buildings	Number of Tenants	Year Built	Ownership %	Net Building Rentable	Effective (1)	% of Net Rentable	% Leased	Total Annualized Rents (2)	Effective Annualized Rents (2)	Annualized Rent $/RSF (3)
Office Properties
Plaza Las Fuentes	3	6	1989	100%	193,254	193,254	24.38%	100.0%	$5,715,571	$5,715,571	$29.58
Cerritos – Phase I	1	1	1999	20%	221,968	44,394	28.01%	100.0%	6,667,919	1,333,584	30.04
Cerritos – Phase II	1	—	2001	20%	104,567	20,913	13.19%	100.0%	1,635,428	327,086	15.64
Stadium Gateway (4)	1	8	2001	20%	272,826	54,565	34.42%	70.7%	4,284,467	856,893	22.20
Total Other Office Properties	6	15			792,615	313,126	100.00%	89.9%	$18,303,385	$8,233,134	$25.68
Total Effective Other Office Properties					313,126			94.9%
__________

(1)	Includes 100% of our consolidated properties and 20% of the unconsolidated joint venture properties.

(2)
Annualized rent represents the annualized monthly contractual rent under existing leases as of June 30, 2012. This amount reflects total base rent before any one-time or non-recurring rent abatements but after annually recurring rent credits and is shown on a net basis; thus, for any tenant under a partial gross lease, the expense stop, or under a fully gross lease, the current year operating expenses (which may be estimates as of such date), are subtracted from gross rent.

(3)	Annualized rent per rentable square foot represents annualized rent as computed above, divided by leased square feet as of the same date.

(4)	We disposed of this property on July 12, 2012.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2012

Portfolio Overview — Properties in Default

					Square Feet	Leased % and In-Place Rents
	Number of Buildings	Number of Tenants	Year Built/Renovated	Ownership %	Net Building Rentable	% Leased	Total Annualized Rents (1)	Annualized Rent $/RSF (2)
Office Properties
Two California Plaza	1	48	1992	100%	1,327,835	74.8%	$21,436,217	$21.57
Glendale Center	2	4	1973/1996	100%	396,000	97.9%	6,694,563	17.27
500 Orange Tower	3	26	1987	100%	335,898	64.8%	3,992,109	18.33
3800 Chapman	1	3	1984	100%	160,290	88.0%	3,041,835	21.55
Total Properties in Default	7	81			2,220,023	78.4%	$35,164,724	$20.21
__________

(1)
Annualized rent represents the annualized monthly contractual rent under existing leases as of June 30, 2012. This amount reflects total base rent before any one-time or non-recurring rent abatements but after annually recurring rent credits and is shown on a net basis; thus, for any tenant under a partial gross lease, the expense stop, or under a fully gross lease, the current year operating expenses (which may be estimates as of such date), are subtracted from gross rent.

(2)	Annualized rent per rentable square foot represents annualized rent as computed above, divided by leased square feet as of the same date.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2012

Portfolio Overview — Leased Percentages and Weighted Average Remaining Lease Term

	Ownership ( % )	Weighted Average Remaining Lease Term (in years)
			% Leased
			Q2 2012	Q1 2012	Q4 2011	Q3 2011	Q2 2011
Los Angeles Central Business District
Gas Company Tower	100%	8.8	77.7%	78.2%	78.2%	94.5%	94.7%
US Bank Tower	100%	4.4	55.4%	54.6%	55.1%	55.0%	54.7%
Wells Fargo Tower	100%	3.8	89.3%	90.3%	91.4%	92.5%	92.3%
KPMG Tower	100%	7.7	96.1%	96.1%	96.1%	96.0%	95.5%
777 Tower	100%	5.0	80.1%	82.2%	82.2%	83.3%	83.7%
One California Plaza	20%	7.2	77.8%	77.8%	74.0%	76.1%	76.2%
Total Los Angeles Central Business District		6.2	78.8%	79.2%	79.0%	82.6%	82.5%

Other Properties
Plaza Las Fuentes	100%	6.7	100.0%	100.0%	100.0%	100.0%	100.0%
Cerritos – Phase I	20%	2.3	100.0%	100.0%	100.0%	100.0%	100.0%
Cerritos – Phase II	20%	3.9	100.0%	100.0%	100.0%	100.0%	100.0%
Stadium Gateway (1)	20%	3.5	70.7%	70.7%	72.2%	72.2%	72.2%
Total Other Properties		4.0	89.9%	89.9%	90.4%	90.4%	90.4%

Total Office Properties		5.9	79.9%	80.2%	80.1%	83.3%	83.3%

Properties in Default
Two California Plaza	100%	3.3	74.8%	75.2%	78.0%	79.9%	80.6%
Glendale Center	100%	3.7	97.9%	100.0%	100.0%	100.0%	100.0%
500 Orange Tower	100%	3.0	64.8%	64.8%	65.5%	65.5%	65.5%
3800 Chapman	100%	3.3	88.0%	88.0%	75.9%	75.9%	75.9%
Total Properties in Default		3.3	78.4%	79.0%	79.9%	81.0%	81.5%
__________

(1)	We disposed of this property on July 12, 2012.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2012

Major Tenants — Los Angeles Central Business District

	Tenant	Annualized Rent (1)	% of Total LACBD Annualized Rent	Leased RSF	% of Total LACBD Leased RSF	Weighted Average Remaining Lease Term in Months	S & P Credit Rating / Nationally Recognized (2)
	Rated Tenants ≥ $250,000 Annual Rent
1	Southern California Gas Company	$7,647,091	5.8%	412,679	7.1%	162	A
2	Wells Fargo Bank	5,675,869	4.3%	302,828	5.2%	13	AA-
3	US Bank, National Association	4,062,575	3.1%	154,304	2.6%	36	A+
4	American Home Assurance	2,272,568	1.7%	112,042	1.9%	14	A
5	Bank of the West	2,011,108	1.5%	89,568	1.5%	98	A
6	CIT Group	1,042,228	0.8%	47,374	0.8%	45	BB-
7	FTI Consulting	1,018,080	0.8%	42,420	0.7%	65	BB+
8	Zurich Insurance Co., US Branch	975,304	0.7%	44,332	0.8%	128	AA-
9	UBS Financial	826,384	0.6%	34,722	0.6%	92	A+
10	Microsoft Corporation	799,656	0.6%	36,348	0.6%	10	AAA
	Other Rated Tenants ≥ $250,000 Annual Rent (3)	4,809,396	3.7%	188,925	3.3%	22
	Total Rated Tenants ≥ $250,000 Annual Rent (3)	31,140,259	23.6%	1,465,542	25.1%	72
	Total Investment Grade Tenants (3)	$33,280,133	25.2%	1,554,949	26.6%

	Nationally Recognized Tenants ≥ $250,000 Annual Rent
11	Latham & Watkins LLP	9,677,970	7.3%	397,991	6.8%	125	4th Largest US Law Firm
12	Gibson, Dunn & Crutcher LLP	6,464,056	4.9%	268,268	4.6%	65	12th Largest US Law Firm
13	KPMG LLP	4,453,796	3.4%	175,971	3.0%	24	4th Largest US Accounting Firm
14	Marsh USA, Inc.	4,319,801	3.3%	210,722	3.6%	70	World’s Largest Insurance Broker
15	Sidley Austin LLP	3,974,205	3.0%	192,457	3.3%	138	8th Largest US Law Firm
16	Morrison & Foerster LLP	3,885,728	3.0%	138,776	2.4%	15	20th Largest US Law Firm
17	Munger, Tolles & Olson LLP	3,792,313	2.9%	165,019	2.8%	116	136th Largest US Law Firm
18	Skadden, Arps, Slate, Meagher & Flom LLP	3,684,660	2.8%	169,235	2.9%	113	3rd Largest US Law Firm
19	Oaktree Capital Management, L.P.	3,224,919	2.4%	156,235	2.7%	57	Investment Management Co.
20	Bingham McCutchen	2,826,035	2.1%	109,566	1.9%	97	25th Largest US Law Firm
	Other Nationally Recognized Tenants ≥ $250,000 Annual Rent (3)	27,317,492	20.7%	1,197,070	20.5%	81
	Total Nationally Recognized Tenants ≥ $250,000 Annual Rent (3)	73,620,975	55.8%	3,181,310	54.5%	85
	Total Nationally Recognized Tenants (3)	74,621,910	56.6%	3,240,051	55.5%
	Total Rated or Nationally Recognized Tenants ≥ $250,000 Annual Rent (3)	$104,761,234	79.4%	4,646,852	79.6%	81
	Total Investment Grade or Nationally Recognized Tenants (3)	$107,902,043	81.8%	4,795,000	82.1%
__________

(1)
Annualized rent is calculated as contractual base rent under existing leases as of June 30, 2012. For those leases where rent has not yet commenced, the first month in which rent is to be received is used to determine annualized rent.

(2)	S&P credit ratings are as of June 30, 2012. Rankings of law firms are based on total gross revenue in 2011 as reported by American Lawyer Media’s LAW.com.

(3)	Includes 100% of annualized rent and leased rentable square feet for One California Plaza (an unconsolidated joint venture property).

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2012

Portfolio Tenant Classification Description — Los Angeles Central Business District (1)

	Leased Square Feet (2)	Percentage of Leased Square Feet

Legal Services	2,685,859	46.0%
Finance and Insurance	1,444,250	24.7%
Professional, Scientific and Technical Services (except Legal Services)	691,199	11.8%
Utilities	412,679	7.1%
Real Estate and Rental and Leasing	193,923	3.3%
Information	157,213	2.7%
Accommodation and Food Services	64,108	1.1%
All Other	189,233	3.3%
	5,838,464	100.0%
__________

(1)	Classifications are based on the North American Industrial Classification System (“NAICS”).

(2)	Includes 100% of One California Plaza (an unconsolidated joint venture property).

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2012

Lease Expirations — Los Angeles Central Business District (1)

Year	Number of Leases	Total Area in Square Feet Covered by Expiring Leases	Percentage of Leased Square Feet	Annualized Rent	Percentage of Annualized Rent	Current Rent per Square Foot (2)	Rent per Square Foot at Expiration (3)

2012	31	154,562	2.7%	$3,606,116	2.7%	$23.33	$23.34
2013	43	898,845	15.4%	19,950,860	15.1%	22.20	22.74
2014	29	461,877	7.9%	10,229,673	7.8%	22.15	22.67
2015	34	531,605	9.1%	12,904,625	9.8%	24.27	26.31
2016	15	193,227	3.3%	4,567,181	3.5%	23.64	26.85
2017	26	837,578	14.4%	19,534,400	14.8%	23.32	24.19
2018	9	334,749	5.7%	7,333,479	5.6%	21.91	26.17
2019	9	264,795	4.5%	6,147,257	4.7%	23.22	28.70
2020	11	429,257	7.4%	9,465,707	7.1%	22.05	28.27
2021	9	451,861	7.7%	9,755,291	7.4%	21.59	29.16
Thereafter	11	1,280,108	21.9%	28,415,125	21.5%	22.20	31.35
Total expiring leases	227	5,838,464	100.0%	$131,909,714	100.0%	$22.59	$26.68
Currently available		1,571,022
Total rentable square feet		7,409,486

Leases Expiring in the Next 4 Quarters:

3rd Quarter 2012		68,145	1.2%	$1,778,293	1.3%	$26.10	$26.10
4th Quarter 2012 (4)		86,417	1.5%	1,827,823	1.4%	21.15	21.15
1st Quarter 2013		131,101	2.2%	3,414,157	2.6%	26.04	26.61
2nd Quarter 2013		392,734	6.7%	7,491,388	5.7%	19.07	19.69
		678,397	11.6%	$14,511,661	11.0%	$21.39	$21.85
__________

(1)	Includes 100% of One California Plaza (an unconsolidated joint venture property).

(2)	Current rent per leased square foot represents current base rent, divided by total leased square feet as of the same date.

(3)	Rent per leased square foot at expiration represents base rent including any future rent steps, and thus represents the base rent that will be in place at lease expiration.

(4)	Includes tenants leasing on a month-to-month basis.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2012

Lease Expirations — Other Properties (1)

Year	Number of Leases	Total Area in Square Feet Covered by Expiring Leases	Percentage of Leased Square Feet	Annualized Rent	Percentage of Annualized Rent	Current Rent per Square Foot (2)	Rent per Square Foot at Expiration (3)

2012	—	—	—%	$—	—%	$—	$—
2013	5	81,288	11.4%	2,347,323	12.8%	28.88	28.90
2014	1	221,968	31.1%	6,667,919	36.4%	30.04	31.72
2015	2	41,948	5.9%	819,651	4.5%	19.54	21.88
2016	3	124,827	17.5%	2,178,578	11.9%	17.45	19.47
2017	2	28,189	4.0%	437,866	2.4%	15.53	19.68
2018	2	106,776	15.0%	3,510,904	19.2%	32.88	39.25
2019	—	—	—%	—	—%	—	—
2020	2	107,758	15.1%	2,341,144	12.8%	21.73	25.43
2021	—	—	—%	—	—%	—	—
Thereafter	—	—	—%	—	—%	—	—
Total expiring leases	17	712,754	100.0%	$18,303,385	100.0%	$25.68	$28.37
Currently available		79,861
Total rentable square feet		792,615

Leases Expiring in the Next 4 Quarters:

3rd Quarter 2012		—	—%	$—	—%	$—	$—
4th Quarter 2012 (4)		—	—%	—	—%	—	—
1st Quarter 2013		42,336	5.9%	1,221,105	6.6%	28.84	28.89
2nd Quarter 2013		15,877	2.2%	635,830	3.5%	40.05	40.05
		58,213	8.1%	$1,856,935	10.1%	$31.90	$31.94
__________

(1)	Includes 100% of the unconsolidated joint venture properties.

(2)	Current rent per leased square foot represents current base rent, divided by total leased square feet as of the same date.

(3)	Rent per leased square foot at expiration represents base rent including any future rent steps, and thus represents the base rent that will be in place at lease expiration.

(4)	Includes tenants leasing on a month-to-month basis.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2012

Lease Expirations — Properties in Default

Year	Number of Leases	Total Area in Square Feet Covered by Expiring Leases	Percentage of Leased Square Feet	Annualized Rent	Percentage of Annualized Rent	Current Rent per Square Foot (1)	Rent per Square Foot at Expiration (2)

2012	20	125,217	7.2%	$2,484,982	7.1%	$19.85	$19.85
2013	18	497,692	28.6%	10,852,385	30.9%	21.81	22.53
2014	11	96,674	5.6%	2,236,417	6.4%	23.13	24.74
2015	8	318,945	18.3%	5,652,842	16.1%	17.72	17.98
2016	3	179,212	10.3%	2,514,434	7.2%	14.03	17.09
2017	6	279,675	16.1%	5,922,114	16.7%	21.17	21.39
2018	3	58,501	3.4%	1,503,946	4.3%	25.71	32.17
2019	6	64,598	3.7%	1,469,522	4.2%	22.75	30.10
2020	5	25,213	1.4%	508,212	1.4%	20.16	28.96
2021	1	3,246	0.2%	73,035	0.2%	22.50	30.67
Thereafter	3	91,331	5.2%	1,946,835	5.5%	21.32	33.20
Total expiring leases	84	1,740,304	100.0%	$35,164,724	100.0%	$20.21	$22.16
Currently available		479,719
Total rentable square feet		2,220,023

Leases Expiring in the Next 4 Quarters:

3rd Quarter 2012		46,407	2.7%	$1,155,407	3.3%	$24.90	$24.90
4th Quarter 2012 (3)		78,810	4.5%	1,329,575	3.8%	16.87	16.87
1st Quarter 2013		14,486	0.8%	360,100	1.0%	24.86	26.61
2nd Quarter 2013		422,398	24.3%	8,938,416	25.4%	21.16	21.86
		562,101	32.3%	$11,783,498	33.5%	$20.96	$21.53
__________

(1)	Current rent per leased square foot represents current base rent, divided by total leased square feet as of the same date.

(2)	Rent per leased square foot at expiration represents base rent including any future rent steps, and thus represents the base rent that will be in place at lease expiration.

(3)	Includes tenants leasing on a month-to-month basis.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2012

Leasing Activity — Los Angeles Central Business District

	Total Portfolio		Effective Portfolio (1)
	For the Three Months Ended June 30, 2012	% Leased	For the Three Months Ended June 30, 2012	% Leased

Leased Square Feet as of March 31, 2012	5,867,296	79.2%	5,223,602	79.4%
Expirations	(78,382)	(1.1)%	(78,382)	(1.2)%
New Leases	12,264	0.2%	12,264	0.2%
Renewals	37,286	0.5%	37,286	0.5%
Leased Square Feet as of June 30, 2012	5,838,464	78.8%	5,194,770	78.9%

Weighted Average Lease Term – New (in months)				114
Weighted Average Lease Term – Renewal (in months)				69
__________

(1)	Includes 100% of our consolidated portfolio and 20% of One California Plaza (an unconsolidated joint venture property).

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2012

Tenant Improvements and Leasing Commissions — Los Angeles Central Business District (1), (2)

	For the Three Months Ended		For the Year Ended December 31,
	June 30, 2012	March 31, 2012	2011	2010	2009
Renewals (3)
Number of leases	2	—	31	19	19
Square feet	9,759	—	384,453	670,496	209,084
Tenant improvement costs per square foot (4)	$8.31	$—	$21.14	$27.67	$3.75
Leasing commission costs per square foot	$7.10	$—	$7.29	$12.72	$7.20
Total tenant improvements and leasing commissions
Costs per square foot	$15.41	$—	$28.43	$40.39	$10.95
Costs per square foot per year	$3.08	$—	$3.70	$3.64	$1.76

New/Modified Leases (5)
Number of leases	2	2	31	29	21
Square feet	12,264	12,096	234,234	445,104	101,983
Tenant improvement costs per square foot (4)	$5.41	$15.34	$25.76	$8.51	$26.27
Leasing commission costs per square foot	$10.52	$—	$7.51	$7.04	$6.25
Total tenant improvements and leasing commissions
Costs per square foot	$15.93	$15.34	$33.27	$15.55	$32.52
Costs per square foot per year	$1.68	$1.94	$4.78	$2.78	$4.72

Total
Number of leases	4	2	62	48	40
Square feet	22,023	12,096	618,687	1,115,600	311,067
Tenant improvement costs per square foot (4)	$6.70	$15.34	$22.89	$20.02	$11.14
Leasing commission costs per square foot	$9.00	$—	$7.37	$10.45	$6.89
Total tenant improvements and leasing commissions
Costs per square foot	$15.70	$15.34	$30.26	$30.47	$18.03
Costs per square foot per year	$2.08	$1.94	$4.08	$3.42	$2.80
__________

(1)	Based on leases executed during the period. Excludes leases to related parties, short-term leases less than six months, and leases for raw space.

(2)	Tenant improvement and leasing commission information reflects 100% of our consolidated properties and 20% of One California Plaza (an unconsolidated joint venture property).

(3)	Does not include retained tenants that have relocated to new space or expanded into new space.

(4)	Tenant improvements include improvements and lease concessions.

(5)	Includes retained tenants that have relocated or expanded into new space and lease modifications.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2012

Historical Capital Expenditures — Los Angeles Central Business District (1)

	For the Three Months Ended		For the Year Ended December 31,
	June 30, 2012	March 31, 2012	2011	2010	2009
Consolidated
Non-recoverable capital expenditures	$213,971	$239,797	$1,586,618	$893,525	$1,488,748
Total square feet	6,375,352	6,374,913	6,374,550	6,343,594	6,289,772
Non-recoverable capital expenditures per square foot	$0.03	$0.04	$0.25	$0.14	$0.24

Unconsolidated
Non-recoverable capital expenditures (2)	$225,562	$46,624	$4,022	$36,910	$64,151
Total square feet	206,827	206,827	206,827	204,575	201,866
Non-recoverable capital expenditures per square foot	$1.09	$0.23	$0.02	$0.18	$0.32

Consolidated
Recoverable capital expenditures (3)	$24,950	$118,500	$1,027,784	$2,130,585	$607,338
Total square feet	6,375,352	6,374,913	6,374,550	6,343,594	6,289,772
Recoverable capital expenditures per square foot	$—	$0.02	$0.16	$0.34	$0.10

Unconsolidated
Recoverable capital expenditures (2), (3)	$—	$—	$1,515	$12,282	$690
Total square feet	206,827	206,827	206,827	204,575	201,866
Recoverable capital expenditures per square foot	$—	$—	$0.01	$0.06	$—
_________

(1)
Historical capital expenditures for each period shown reflect properties owned for the entire period. For properties sold during each period, the capital expenditures will be excluded for that period. Any capital expenditures incurred during the period of disposition will be footnoted separately.

(2)	Amount represents our 20% ownership interest in One California Plaza (an unconsolidated joint venture property).

(3)
Recoverable capital improvements, such as equipment upgrades, are generally financed through capital leases. The annual amortization, based on each asset’s useful life, as well as any financing costs, are generally billed to tenants on an annual basis as payments are made. The amounts presented represent the total value of the improvements in the year they are made.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2012

Management Statements on Non-GAAP Supplemental Measures

Funds from Operations:

Funds from operations, or FFO, is a widely recognized measure of REIT performance. We calculate FFO in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. The White Paper defines FFO as net income or loss (as computed in accordance with U.S. generally accepted accounting principles, or GAAP), excluding extraordinary items (as defined by GAAP), gains from disposition of depreciable real estate and impairment writedowns of depreciable real estate, plus real estate-related depreciation and amortization (including capitalized leasing costs and tenant allowances or improvements). Adjustments for our unconsolidated joint venture are calculated to reflect FFO on the same basis.

Management uses FFO as a supplemental performance measure because, in excluding real estate-related depreciation and amortization, impairment writedowns of depreciable real estate and gains from disposition of depreciable real estate, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs.

However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other Equity REITs may not calculate FFO in accordance with the NAREIT White Paper and, accordingly, our FFO may not be comparable to such other Equity REITs’ FFO. As a result, FFO should be considered only as a supplement to net income or loss as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to meet our cash needs, including our ability to pay dividends or make distributions. FFO also should not be used as a supplement to or substitute for cash flows from operating activities (as computed in accordance with GAAP).

FFO before specified items:

Management also uses FFO before specified items as a supplemental performance measure because gains or losses from early extinguishment of debt, default interest, gains on settlement of debt and preferred stock redemptions create significant earnings volatility which in turn results in less comparability between reporting periods and less predictability regarding future earnings potential.

Losses from early extinguishment of debt represent costs to extinguish debt prior to the stated maturity and the writeoff of unamortized loan costs on the date of extinguishment, while gains from the early extinguishment of debt represent the writeoff of unamortized debt premium on the date of extinguishment. The decision to extinguish debt prior to its maturity generally results from (i) the early repayment of debt associated with properties disposed of or (ii) the restructuring or replacement of property-level financing to accommodate property dispositions. Consequently, management views these gains or losses as costs to complete the disposition of properties.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2012

Management Statements on Non-GAAP Supplemental Measures (continued)

FFO before specified items: (continued)

As of June 30, 2012, the mortgage loans on the following properties were in default: 500 Orange Tower and 3800 Chapman in Central Orange County, Two California Plaza in downtown Los Angeles, and Glendale Center in Glendale. We are accruing interest on the defaulted mortgage loans at the default rate per the applicable loan agreements. We have excluded default interest accrued on mortgages in default as well as the writeoff of deferred financing costs related to the mortgage loans on these properties from the calculation of FFO before specified items since these charges are a direct result of management’s decision to dispose of property other than by sale. Management views these charges as costs to complete the disposition of the related properties.

Management excludes gains on settlement of debt from the calculation of FFO before specified items because they relate to the financial statement impact of decisions made to dispose of property. These types of gains create volatility in our earnings and make it difficult for investors to determine the funds generated by our ongoing business operations.

Preferred stock redemption discount represents the excess of the carrying amount of our Series A preferred stock over the fair value of the consideration transferred to the holders of our Series A preferred stock at the time of exchange, which is added to net income (loss) available to common stockholders in the calculation of earnings per share. We have excluded preferred stock redemptions from the calculation of FFO before specified items since these transactions are non-cash in nature and at the discretion of management. These types of gains create volatility in our earnings and make it difficult for investors to determine the funds generated by our ongoing operations.

Adjusted Funds from Operations:

We calculate adjusted funds from operations, or AFFO, by adding to or subtracting from FFO (i) non-cash operating revenues and expenses, (ii) capitalized operating expenditures such as leasing payroll, (iii) recurring and non-recurring capital expenditures required to maintain and re-tenant our properties, (iv) regular principal payments required to service our debt, (v) 2nd generation tenant improvements and leasing commissions, and (vi) preferred stock redemption discounts. Management uses AFFO as a supplemental liquidity measure because, when compared year over year, it assesses our ability to fund our dividend and distribution requirements from our operating activities. We also believe that, as a widely recognized measure of the liquidity of REITs, AFFO will be used by investors as a basis to assess our ability to fund dividend payments in comparison to other REITs.

However, because AFFO may exclude certain non-recurring capital expenditures and leasing costs, the utility of AFFO as a measure of our liquidity is limited. Additionally, other Equity REITs may not calculate AFFO using the method we do. As a result, our AFFO may not be comparable to such other Equity REITs’ AFFO. AFFO should be considered only as a supplement to cash flows from operating activities (as computed in accordance with GAAP) as a measure of our liquidity.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
Second Quarter 2012

Management Statements on Non-GAAP Supplemental Measures (continued)

EBITDA:

Management uses EBITDA as an indicator of our ability to incur and service debt. We believe EBITDA is an appropriate supplemental measure for such purposes, because the amounts spent on interest are, by definition, available to pay interest, income tax expense is inversely correlated to interest expense because tax expense goes down as deductible interest expense goes up, and depreciation and amortization are non-cash charges. In addition, we believe EBITDA is frequently used by securities analysts, investors and other interested parties in the evaluation of Equity REITs. However, because EBITDA is calculated before recurring cash charges including interest expense and income taxes, and is not adjusted for capital expenditures or other recurring cash requirements of our business, its utility as a measure of our liquidity is limited. Accordingly, EBITDA should not be considered an alternative to cash flows from operating activities (as computed in accordance with GAAP) as a measure of our liquidity. EBITDA should not be considered as an alternative to net income or loss as an indicator of our operating performance. Other Equity REITs may calculate EBITDA differently than we do; accordingly, our EBITDA may not be comparable to such other Equity REITs’ EBITDA.

Adjusted EBITDA:

Management also uses Adjusted EBITDA as a supplemental performance measure because losses from early extinguishment of debt, impairment writedowns of depreciable real estate and gains on settlement of debt create significant earnings volatility which in turn results in less comparability between reporting periods and less predictability regarding future earnings potential.

Losses from early extinguishment of debt represent costs to extinguish debt prior to the stated maturity and the writeoff of unamortized loan costs on the date of extinguishment. The decision to extinguish debt prior to its maturity generally results from (i) the early repayment of debt associated with properties disposed of or (ii) the restructuring or replacement of property-level financing to accommodate property dispositions. Consequently, management views these losses as costs to complete the disposition of properties.

Impairment writedowns represent charges taken to write down depreciable real estate to estimated fair value when events or changes in circumstances indicate that the carrying amount may not be recoverable. In some instances, the disposition of properties impaired in prior periods may result in a gain on settlement of debt at the time of disposition. Management excludes gains from disposition of depreciable real estate, impairment writedowns of depreciable real estate and gains on settlement of debt from the calculation of Adjusted EBITDA because they relate to the financial statement impact of decisions made to dispose of property, whether in the period of disposition or in advance of disposition. These types of gains or losses create volatility in our earnings and make it difficult for investors to determine the earnings generated by our ongoing business operations.

Coverage Ratios:

We present interest and fixed charge coverage ratios as supplemental liquidity measures. Management uses these ratios as indicators of our financial flexibility to service current interest expense and debt amortization from current cash net operating income. In addition, we believe that these coverage ratios represent common metrics used by securities analysts, investors and other interested parties to evaluate our ability to service fixed cash payments. However, because these ratios are derived from EBITDA, their utility is limited by the same factors that limit the usefulness of EBITDA as a liquidity measure. Accordingly, our interest coverage ratio should not be considered as an alternative to cash flows from operating activities (as computed in accordance with GAAP) as a measure of our liquidity.